As filed with the Securities and Exchange Commission on May 11, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2969997 (I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
FIFTH AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN
(Full title of the plan)
Brian O. Casey
Chief Executive Officer
Westwood Holdings Group, Inc.
200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Name and address of agent for service)
(214) 756-6900
(Telephone number, including area code, of agent for service)
Copies to:
Head of Corporate Section
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Telephone: (214) 855-8000
Facsimile: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non‑accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	200,000 shares	$57.47	$11,494,000.00	$1,431.00

(1) The securities to be registered include an aggregate of 200,000 shares of Westwood Holdings Group, Inc.’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Fifth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”). The Plan has recently been amended and restated to (among other things) increase the number of shares of Common Stock issuable under the Plan. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $58.19 (high) and $56.75 (low) sale price of the Registrant’s Common as reported on the New York Stock Exchange on May 7, 2018, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 200,000 shares of common stock, $0.01 par value (“Common Stock”), of Westwood Holdings Group, Inc. (the “Registrant”) pursuant to the Fifth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended (the “Plan”). This registration of 200,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 4,848,100 shares of Common Stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 948,100 shares of the Registrant’s Common Stock, filed on August 28, 2002 (Registration Statement 333-98841); the Registration Statement on Form S-8 registering an additional 1,000,000 shares of the Registrant’s Common Stock, filed on May 10, 2006 (Registration Statement 333-133963); the Registration Statement on Form S-8 registering an additional 700,000 shares of the Registrant’s Common Stock, filed on July 1, 2009 (Registration Statement 333-160377); the Registration Statement on Form S-8 registering an additional 750,000 shares of the Registrant’s Common Stock, filed on July 21, 2011 (Registration Statement 333-175696); the Registration Statement on Form S-8 registering an additional 500,000 shares of the Registrant’s Common Stock, filed on April 18, 2013 (Registration Statement 333-188002); the Registration Statement on Form S-8 registering an additional 500,000 shares of the Registrant’s Common Stock, filed on April 29, 2015 (Registration Statement 333-203728); and the Registration Statement on Form S-8 registering an additional 250,000 shares of the Registrant's Common Stock, filed on May 18, 2017 (Registration Statement 333-218080) are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 23, 2018;

2.	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on April 25, 2018;

3.	Current reports on Form 8-K filed with the Commission on February 13, 2018, March 12, 2018, April 10, 2018, and April 27, 2018; and

4.
The description of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 10 (Amendment No. 5) filed with the Commission on June 6, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Securities and Exchange Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.

Item 8. Exhibits.

Exhibit
Number		Description of Exhibit
4.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.1.2	__
Second Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.2.1	—	Amendment No. 1 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.4	—	Fifth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from the Schedule 14A filed with the Commission on March 9, 2018)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2018.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey

Brian O. Casey
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Brian O. Casey and Tiffany B. Kice, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian O. Casey	President, Chief Executive Officer and Director	May 11, 2018
Brian O. Casey	(Principal Executive Officer)

/s/ Tiffany B. Kice	Chief Financial Officer	May 11, 2018
Tiffany B. Kice	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard M. Frank	Chairman of the Board of Directors and Director	May 11, 2018
Richard M. Frank

/s/ Susan M. Byrne	Vice Chairman of the Board of Directors and Director	May 11, 2018
Susan M. Byrne

/s/ Ellen H. Masterson	Director	May 11, 2018
Ellen H. Masterson

/s/ Robert D. McTeer	Director	May 11, 2018
Robert D. McTeer

/s/ Geoffrey R. Norman	Director	May 11, 2018
Geoffrey R. Norman

/s/ Martin J. Weiland	Director	May 11, 2018
Martin J. Weiland

/s/ Raymond E. Wooldridge	Director	May 11, 2018
Raymond E. Wooldridge

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
4.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.1.2	__
Second Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.2.1	—	Amendment No. 1 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.4	—	Fifth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from the Schedule 14A filed with the Commission on March 9, 2018)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.